______________________________________________

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                  Form 8 - K/A1

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                  August 4, 2000

                                PMC-Sierra, Inc.
             (Exact name of registrant as specified in its charter)


----------------------- ----------------------- --------------------------------
            Delaware                  0-19084                   94-2925073
----------------------- ----------------------- --------------------------------
State of incorporation  Commission File Number  IRS Employer Identification No.
----------------------- ----------------------- --------------------------------

                            900 East Hamilton Avenue
                                    Suite 250
                               Campbell, CA 95008

                    (address of principal executive offices)

         Company's telephone number, including area code: (408) 626-2000


                 -----------------------------------------------

This current report on Form 8-K/A1 amends the current report in it's entirety on Form 8-K filed by PMC-Sierra, Inc. ("PMC") on June 27, 2000 to add the financial statements of the business acquired required by Item 7(a) and the pro forma financial information required by Item 7(b).

Item 2.  Acquisition or Disposition of Assets

On June 13, 2000, the Company entered into a definitive agreement for the purchase of Malleable Technologies, Inc.'s ("Malleable") outstanding common and preferred shares not already owned by PMC. The purchase price consisted of approximately 1,693,000 shares of PMC common stock, options and warrants pursuant to the exercise of a call option held by PMC. The purchase was completed on June 27, 2000. Malleable is a fabless semiconductor located in San Jose, California. Malleable makes digital signal processors for voice-over-packet processing applications which bridge voice and high speed data networks by compressing voice traffic into ATM or IP packets.

An employee of PMC had served as a director of Malleable since PMC made a 15% investment in Malleable in July 1999.

PMC will account for the merger as a purchase. PMC expects to record a one-time charge to earnings during the third quarter of fiscal 2000 due to the acquisition of technology that has not reached technological feasibility and that has no alternative future use. The final amount of the charge has not yet been determined. The Merger is intended to constitute a tax-free reorganization under Section 368(a) of the Internal Revenue Code.

Item 7. Financial Statements and Exhibits.

(a)      Financial Statements of Businesses Acquired

         The following financial statements of the business acquired are included in this current report.

          -  Audited  balance  sheets as of December 31, 1999 and 1998
          - Audited statements of operations, stockholders' deficit and cash flows for the years ended December 31, 1999 and 1998 and cumulative from July 31, 1997 (inception) through December 31, 1999.
          - Unaudited balance sheet as of March 31, 2000 and the unaudited statements of operations, and cash flows for the three months ended March 31, 2000 and 1999.

(b)      Pro Forma Financial Information

         Pursuant to paragraph (b)(1) of Item 7, the unaudited pro forma combined balance sheet of the PMC and Malleable as at March 26, 2000 and the unaudited pro forma combined statements of operations for the three months ended March 26, 2000 and for the year ended December 31,1999 are attached. The unaudited pro forma combined financial statements give effect to the merger of the PMC and Malleable on a purchase accounting basis. The pro forma combined balance sheet assumes the merger took place on March 26, 2000 and combines the March 26, 2000 balance sheet of the PMC with the March 31, 2000 balance sheet of Malleable. The pro forma combined statement of operations for the fiscal year ended December 31,1999 assumes the merger took place as of the beginning of the fiscal year and combines the historical operating results of the PMC and Malleable for the fiscal year ended December 31,1999 with pro forma adjustments. The pro forma combined statement of operations for the three months ended March 26, 2000 assumes the merger took place as of the beginning of the most recently completed fiscal year and combines the PMC's historical operating results for the three months ended March 26, 2000 and Malleable for the three months ended March 31, 2000 with pro forma adjustments.

         The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition of Malleable by the PMC been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position. These pro forma financial statements are based on and should be read with the historical combined financial statements and the related notes thereto of the PMC and Malleable.

--------------------------------------------------------------------------------
    MALLEABLE TECHNOLOGIES, INC.

    (A Development Stage Company)

    Financial Statements for the Years Ended
    December 31, 1999 and 1998 and
    Cumulative from July 31, 1997 (Inception)
    Through December 31, 1999 and
    Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Malleable Technologies, Inc.:

We have audited the accompanying balance sheets of Malleable Technologies, Inc., formerly Malleable Microsystems, Inc. (a development stage company) (the "Company") as of December 31, 1999 and 1998 and the related statements of operations, shareholders' equity and cash flows for the years then ended and cumulative from July 31, 1997 (inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Malleable Technologies, Inc. at December 31, 1999 and 1998 and the results of its operations and its cash flows for the years then ended and cumulative from July 31, 1997 (inception) through December 31, 1999 in conformity with generally accepted accounting principles in the United States of America.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
March 10, 2000

(June 13, 2000 as to the second paragraph of Note 9)

MALLEABLE TECHNOLOGIES, INC.

(Formerly Malleable Microsystems, Inc.)
(A Development Stage Company)

BALANCE SHEETS
DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------

ASSETS                                                  1999             1998

CURRENT  ASSETS:
  Cash and equivalents                               $ 3,170,682       $ 766,732
  Accounts receivable and prepaid expenses                63,227          17,800
                                                       ---------        --------
           Total current assets                        3,233,909         784,532

PROPERTY  AND  EQUIPMENT,  Net                           911,883         144,425

OTHER  ASSETS                                            206,671          60,647
                                                       ---------        --------
TOTAL                                                $ 4,352,463       $ 989,604
                                                       =========       =========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT  LIABILITIES:
  Accounts payable and accrued liabilities           $   523,746       $ 180,955
  Deferred revenue                                        15,000          42,500
  Current portion of capital lease obligations            14,144            -
                                                       ---------         -------
           Total current liabilities                     552,890         223,455
                                                       ---------        --------

NOTES  PAYABLE                                           325,000         425,000

CAPITAL  LEASE  OBLIGATIONS                               11,786            -

SHAREHOLDERS'  EQUITY:
  Convertible preferred stock, no par value;
    authorized 7,631,758 shares in 1999
    and 5,000,000 shares in 1998:
      Series A - 952,381 shares designated;
        shares issued and outstanding:
        952,381 in 1999 and 1998 (aggregate
        liquidation preference of $437,000)              375,469         375,469
      Series B - 6,679,377 shares designated;
        shares issued and outstanding:
        3,451,855 in 1999 and none in 1998 (aggregate
        liquidation preference of $7,162,000)          6,937,043            -
  Common stock, no par value; authorized
    20,000,000 shares in 1999 and
    11,000,000 shares in 1998; shares issued
    and outstanding: 7,104,000 in
    1999 and 6,488,000 in 1998                            45,673          13,180
  Warrants                                                19,252            -
  Deficit accumulated during the development stage    (3,914,650)       (47,500)
                                                     -----------        --------
           Total shareholders' equity                  3,462,787         341,149
                                                     -----------         -------
TOTAL                                                $ 4,352,463       $ 989,604
                                                     ============       ========

See notes to financial statements.

MALLEABLE TECHNOLOGIES, INC.
(Formerly Malleable Microsystems, Inc.)
(A Development Stage Company)


STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1999 AND 1998 AND CUMULATIVE FROM
JULY 31, 1997 (INCEPTION) THROUGH DECEMBER 31, 1999
--------------------------------------------------------------------------------

                                                                    Cumulative
                                                                       from
                                                                     July 31,
                                                                       1997
                                                                    (Inception)
                                               Years Ended            Through
                                              December 31,          December 31,
                                        -----------------------
                                             1999         1998           1999

NET REVENUE - Related party               $ 175,682   $ 415,450       $ 596,132

COSTS  AND  EXPENSES:
  Cost of revenue                            52,002     328,734         385,736
  Research and development                2,885,196      45,000       2,930,196
  Selling, general and administrative     1,053,175      83,093       1,137,056
                                         ----------     -------      ----------
           Total costs and expenses       3,990,373     456,827       4,452,988
                                         ----------    --------      ----------
LOSS  FROM  OPERATIONS                  (3,814,691)    (41,377)     (3,856,856)

INTEREST EXPENSE,  Net                     (51,659)     (3,735)        (55,394)
                                         ----------    --------      ----------
LOSS  BEFORE  INCOME  TAXES             (3,866,350)    (45,112)     (3,912,250)

INCOME  TAXES                                   800         800           2,400
                                        -----------    --------     -----------
NET  LOSS                             $ (3,867,150)  $ (45,912)   $ (3,914,650)
                                        ===========  ==========     ===========

See notes to financial statements.



MALLEABLE TECHNOLOGIES, INC.

(Formerly Malleable Microsystems, Inc.)
(A Development Stage Company)

STATEMENTS OF SHAREHOLDERS' EQUITY
PERIOD FROM JULY 31, 1997 (INCEPTION) THROUGH DECEMBER 31, 1999
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                Deficit
                                                                                                              Accumulated
                                                                                                                During
                                                                                                     Deferred     the
                                        Convertible Preferred Stock                                  Stock       Develop-
                                ---------------------------------------                              ompen-      ment
                                      Series A            Series B         Common Stock    Warrants  ation       Stage         Total
                                ----------------     ------------------ ------------------

                                Shares    Amount    Shares     Amount    Shares   Amount
July 31,1997 - Issuance of
 common stock upon
 incorporation to founder
 in exchange for technology
 and cash                          -     $  -          -   $     -     6,000,000 $  10,000     -     $  -   $      -     $   10,000

Net loss                                                                                                         (1,588)     (1,588)
                               ------- -------- ---------- ---------- ---------- --------- --------  ------ ------------  ----------
BALANCES,  December 31, 1997       -       -          -          -     6,000,000    10,000     -       -         (1,588)      8,412

November 5,1998 - Issuance
 of Series A preferred stock
 for cash at $0.42 per share,
 net of issuance costs
 of $24,531                    952,381   375,469      -          -                                                          375,469

Exercise of common stock
 options                                                                 488,000     3,180                                    3,180

Net loss                                                                                                        (45,912)    (45,912)
                               ------- -------- ---------- ---------- ---------- --------- --------  ------ ------------  ----------
BALANCES, December 31,1998     952,381   375,469                       6,488,000    13,180      -       -       (47,500)    341,149

July 6, 1999 - Issuance of
 Series B preferred stock
 for cash at $2.00 per share                     2,000,000  4,000,000                                                     4,000,000

July 6, 1999 -  Issuance
 of Series B preferred
 stock at $1.80 per share
 upon conversion of a note                         234,355    421,839                                                       421,839

July 27, 1999 - Issuance
 of Series B preferred
 stock for cash at
 $2.00 per share                                 1,217,500  2,435,000                                                     2,435,000

Conversion discount on
 convertible notes                                             80,204                                                        80,204

June 1,1999 - Issuance of
 warrants                                                                                    19,252                          19,252

Deferred stock compensation                                                          2,893           (2,893)                    -

Amortization of stock
 compensation                                                                                         2,893                   2,893

Exercise of common stock
 options                                                                 616,000    29,600                                   29,600

Net loss                                                                                                     (3,867,150) (3,867,150)
                               ------- -------- ---------- ---------- ---------- --------- --------  ------ ------------  ----------
BALANCES, December 31,1999     952,381 $375,469  3,451,855 $6,937,043  7,104,000 $  45,673 $ 19,252  $  -   $(3,914,650) $3,462,787
                               ======= ======== ========== ========== ========== ========= ========  ====== ============  ==========


See notes to financial statements.



MALLEABLE TECHNOLOGIES, INC.

(Formerly Malleable Microsystems, Inc.)
(A Development Stage Company)

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 1999 AND 1998 AND CUMULATIVE FROM JULY 31, 1997
(INCEPTION)THROUGH DECEMBER 31, 1999
----------------------------------------------------------------------------------------------------------------

                                                                                                   Cumulative
                                                                                                      from
                                                                                                    July 31,
                                                                                                      1997
                                                                                                   (Inception)
                                                                  Years Ended                       Through
                                                                  December 31,                     December 31,
                                                                 ----------------------------
                                                                        1999           1998              1999
CASH  FLOWS  FROM  OPERATING  ACTIVITIES:
  Net loss                                                          $(3,867,150)   $ (45,912)      $ (3,914,650)
  Adjustments to reconcile net loss to net cash provided
    by (used in) operating activities:
    Depreciation and amortization                                       126,591        4,967            132,180
    Noncash interest expense                                             21,839           -              21,839
    Conversion discount on conversion notes                              80,204           -              80,204
    Issuance of warrants                                                 11,683           -              11,683
    Loss on sale of property and equipment                                5,648           -               5,648
    Stock based compensation expense                                      2,893           -               2,893
    Changes in assets and liabilities:
      Accounts receivable and prepaid expense                           (37,858)     (12,800)           (55,658)
      Accounts payable and accrued liabilities                          342,791      169,866            523,746
      Deferred revenue                                                  (27,500)      42,500             15,000
                                                                     -----------     -------           --------
       Net cash provided by (used in) operating activities           (3,340,859)     158,621         (3,177,115)
                                                                     -----------     -------          ----------

CASH  FLOWS  FROM  INVESTING  ACTIVITIES:
  Purchases of property and equipment                                  (890,567)     147,799)        (1,038,366)
  Other assets                                                         (155,154)     (48,639)          (210,016)
                                                                      ----------     --------         ----------
Net cash used in investing activities                                (1,045,721)    (196,438)        (1,248,382)
                                                                     -----------     --------        -----------

CASH  FLOWS  FROM  FINANCING  ACTIVITIES:
  Proceeds from debt                                                    325,930       425,000           750,930
  Issuance of common stock                                               29,600         3,180            34,780
  Proceeds from sale of preferred stock, net                          6,435,000       375,469         6,810,469
                                                                     -----------     --------        ----------
           Net cash provided by financing activities                  6,790,530       803,649         7,596,179
                                                                     -----------     --------        ----------

NET  INCREASE  IN  CASH  AND  EQUIVALENTS                             2,403,950       765,832         3,170,682

CASH  AND  EQUIVALENTS,  Beginning of period                            766,732           900              -
                                                                      ---------    ----------       -----------
CASH  AND  EQUIVALENTS,  End of period                              $ 3,170,682    $  766,732       $ 3,170,682
                                                                    ============   ==========       ===========

SUPPLEMENTAL  DISCLOSURES  OF  CASH  FLOW
  INFORMATION:
    Cash paid for income taxes                                      $       800    $      800       $     2,400
                                                                    ===========    ==========       ===========
    Cash paid for interest                                          $       225    $    7,035       $     7,260
                                                                    ===========    ==========       ===========

SUPPLEMENTAL  DISCLOSURES  OF NON  CASH  TRANSACTIONS -
  Common stock issued in exchange for intellectual property         $       -      $     -          $     8,000
                                                                    ===========    ==========       ===========
  Conversion of note payable and accrued interest
    to convertible preferred stock                                  $   421,839    $     -          $   400,000
                                                                    ===========    ==========        ==========
  Property acquired under capital leases                            $    27,000    $     -          $    27,000
                                                                    ===========    ==========        ==========

See notes to financial statements.

Malleable Technologies, Inc.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
PERIOD FROM JULY 31, 1997 (INCEPTION) THROUGH DECEMBER 31, 1999
--------------------------------------------------------------------------------

1.    ORGANIZATION  AND  SIGNIFICANT  ACCOUNTING  POLICIES

      Organization and Basis of Presentation - Malleable Technologies, Inc. (the "Company"), formerly Malleable Microsystems, Inc., was incorporated in California on July 31, 1997 to develop and market a reconfigurable hardware platform that is as efficient in performance, cost, and power, as hardwired application specific integrated circuits (ASIC's) and provides customers with a fast time to market for complex, multi-protocol, computation intensive product applications in digital communications, networking, multi-media and security markets. In 1999, Malleable Microsystems, Inc. changed its name to Malleable Technologies, Inc. The Company's primary activities to date have consisted of research and development, as well as certain consulting services provided pursuant to an agreement with one customer. The Company follows Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises."

      The Company is subject to the risks associated with a development stage enterprise, including the need to demonstrate and refine its product, develop its marketing and distribution channels, expand its management and technical team and continue to raise sufficient financing.

      Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Cash and Equivalents - The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

      Concentration of Credit Risk - Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and equivalents. Risks associated with cash and equivalents are mitigated by banking with creditworthy institutions.

      Property and Equipment - Property and equipment are stated at cost. Equipment acquired under capital lease obligations is stated at the lower of fair value or the present value of future minimum lease payments at the inception of the lease. Depreciation is computed using the straight line method over estimated useful lives of five to seven years. An impairment loss is recognized when estimated future cash flows expected to result from the use of the asset including disposition, is less than the carrying value of the asset.

      Revenue Recognition - The Company recognizes consulting service revenues as services are performed.

      Deferred Revenue - Deferred revenue represents payments received from the customer prior to performance of the services.

      Income Taxes - The Company accounts for income taxes using an asset and liability approach. Deferred tax liabilities are recognized for future taxable amounts and deferred tax assets are recognized for future deductions and operating loss carryforwards, net of a valuation allowance to reduce net deferred tax assets to amounts that are more likely than not to be realized.

      Research and Development - Research and development expenses are charged to operations as incurred.

      Stock-Based Compensation - The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with APB No. 25, "Accounting for Stock Issued to Employees."

      Recently Issued Accounting Standards - In June 1998 and June 1999, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133," respectively. These statements require companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. SFAS will be effective for the Company's fiscal year ending December 31, 2001. Management is in the process of evaluating the impact of these statements on the Company's financial position, results of operations and cash flows.

2.    PROPERTY  AND  EQUIPMENT

      Property and equipment at December 31 consist of the following:

                                                   1999            1998

        Computer hardware and software         $ 964,032        $131,528
        Furniture and fixtures                    37,545           9,364
        Office equipment                          28,850           6,907
                                                 -------         -------

        Total                                  1,030,427         147,799
        Accumulated depreciation                (118,544)         (3,374)
                                                --------         -------

        Property and equipment, net           $  911,883       $ 144,425
                                              ==========       =========

      At December 31, 1999,  the Company had assets under  capital  lease with a
      net  book  value  of  $26,000   (net  of   accumulated   amortization   of
      approximately $1,000).

3.    DEVELOPMENT AGREEMENTS

      In February 1998, the Company entered into a development agreement with an unrelated third party to design and develop certain products for the customer's video-on-demand system. The agreement precludes the Company from developing such products for certain other third parties without the written approval of the customer for a period of two years from the earlier of the date of the delivery of the products or the date of termination of the agreement. Under the terms of the agreement the Company receives consulting fees for each week of service provided and incentive payments based on meeting certain milestones as defined.

      The agreement was amended in June 1998. In addition to the deliverables under the original contract, the amendment requires the Company to design and develop its proprietary programmable hardware technology for certain specific customer related uses. The amendment also precludes the Company from providing similar design services, delivering related technology or selling the developed customer chips for a period of one, one and two years, respectively, from the date of the amendment.

      In November 1998, in connection with a round of financing, the customer invested in the Series A preferred stock (see Note 5) and loaned the Company $400,000 under a convertible note (See Note 4).

      Revenues under the development agreement were $175,682 and $415,450 for fiscal years 1999 and 1998, respectively.

4.    NOTES PAYABLE

      Notes payable at December 31 consist of the following:

                                                     1999             1998

        Convertible note payable                  $ 300,000         $    -
        Convertible note payable to a related
                party (see Note 3)                       -            400,000
        Note payable                                 25,000            25,000
                                                   --------         ---------
        Total                                     $ 325,000         $ 425,000
                                                  =========         =========

      Convertible Note Payable

      In April 1999, the Company entered into a convertible note payable with a third party. Interest on the unpaid principal balance accrues monthly at a rate of 8% per annum, compounded monthly. This note becomes due upon the earlier of (a) the acquisition of the Company, (b) the sale of substantially all of the assets of the Company, or (c) April 9, 2003. In the event that the Company sells shares of its Series B preferred stock for aggregate gross proceeds of at least $1 million, then at the option of the noteholder, the outstanding principal balance shall be converted into shares of Series B preferred stock at a conversion price equal to 90%, 85% and 80% of the Series B closing price if sale of the Series B preferred stock takes place (a) within 120 days, (b) between and including 121 days and 210 days, and (c) more than 210 days, respectively, after the issuance of the note. The note is unsecured. Upon the sale of the Company's Series B preferred stock in July 1999, the note became convertible. The conversion discount of $33,333 was recognized as a noncash interest expense with a corresponding increase in the convertible Series B preferred stock in 1999. This note was subsequently converted into Series B preferred stock after the financial year end (see Note 9).

      Convertible Note Payable to a Related Party

      In conjunction with the sale of Series A preferred stock on November 5, 1998, the Company entered into a convertible note payable with the Series A preferred stock investor. Interest on the unpaid principal balance accrues monthly at a rate of 8% per annum, compounded monthly. This note becomes due upon the earlier of (a) the acquisition of the Company, (b) the sale of substantially all of the assets of the Company, or (c) November 5, 2002. In the event that the Company sells shares of its Series B preferred stock for aggregate gross proceeds of at least $1 million, then at the option of the noteholder, the outstanding principal balance shall be converted into shares of Series B preferred stock at a conversion price equal to 90% of the Series B closing price. This note is secured by the intellectual property of the Company (See Note 3). In July 1999, an aggregate of $421,839 ($400,000 of the original principal of the Note and $21,839 of accrued interest) were converted into 234,355 shares of Series B preferred stock. The Company recognized the conversion discount of $46,871 as a noncash interest expense with a corresponding increase in the convertible Series B preferred stock.

      Notes Payable

      The Company has a $25,000 note payable to a related party who is a family member of the Company's founder and president. This note accrues interest at a rate of 8% per annum.

5.    SHAREHOLDERS'  EQUITY

      Convertible Preferred Stock and Warrants

      During June 1999, the Company authorized the sale and issuance of up to 7,631,758 shares of its preferred stock, comprising 952,381 shares of Series A preferred stock and 6,679,377 shares of Series B preferred stock. In July 1999, the Company issued 3,451,855 shares of Series B preferred stock for cash of $6,435,000 and the conversion of a note payable of $421,839.

      Significant terms of the outstanding preferred stock are as follows:

      - Each share of convertible preferred stock is convertible into shares of common stock on a one-for-one basis, subject to adjustment in certain instances, at the option of the shareholder. Such shares will be converted automatically upon the sale of the Company's common stock pursuant to a registration statement under the Securities Act of 1933 meeting certain criteria or the affirmative vote of the holders of a majority of the shares of preferred stock outstanding at the time of such vote.

      - Each share of convertible preferred stock has voting rights equivalent to the number of shares of common stock into which it is convertible.

      - Shareholders are entitled to receive noncumulative dividends as declared by the Board of Directors out of any assets legally available, prior to and in preference to any declaration or payment of any dividend on the common stock. The dividend rate for Series A and Series B preferred stock per share per annum is 8% of the original issue price. No dividends have been declared as of December 31, 1999.

      - In the event of liquidation, dissolution or winding up of the Company, shareholders of Series A and Series B preferred stock are entitled to receive the original issue price ($0.42 per share and $2 per share, respectively), an additional amount equal to 8% per annum compounded annually from the issue date of such shares for each share of Series A and Series B preferred stock held by them, and any declared and unpaid dividends with respect to such shares. If the assets and funds to be distributed are insufficient to permit full payment, then the funds shall be distributed on a pro rata basis among the holders of the Series A preferred stock and Series B preferred stock in proportion to the preferential amount each such holder is otherwise entitled to receive. Upon completion of the distribution, the holders of preferred stock will be entitled to a pro rata distribution until the holders of Series A preferred stock and Series B preferred stock have received a total of $1.26 and $6.00 per share, respectively. Any remaining assets shall be distributed to the holders of the common stock of the Company on a pro rata basis.

      In connection with a sales representative agreement entered into by the Company and a third party in May 1999, the Company granted the third party warrants to purchase 25,000 shares of Series B preferred stock at $2.00 per share. The warrants vest immediately upon issuance and expire in three years. The estimated fair value of this warrant of $19,252 was included in accounts receivable and prepaid expenses at December 31, 1999 and will be amortized to selling expense over the one year period of the sales representative agreement. Selling expense in 1999 includes $11,683 relating to the amortization expense of the above warrant.

      Stock Option Plan

      In 1998, the Company adopted a stock option plan, which includes incentive and nonstatutory stock options and restricted stock, and reserved 3,600,000 shares of common stock for issuance. Under the Plan, officers, employees, directors and consultants may be granted options to purchase shares of the Company's common stock. Options may be granted at not less than fair market value for incentive stock options and not less than 85% of fair market value for nonstatutory stock options at the date of grant as determined by the Board of Directors. The options generally expire ten years from the date of grant. Incentive stock options and nonstatutory options normally vest at various rates over three to four years. The Company also sells restricted stock subject to repurchase rights which generally lapse over a period of time. At December 31, 1999, 724,219 shares were subject to a right of repurchase.

      The Company granted options to purchase 42,250 shares of common stock under the plan to nonemployees for services performed as of the grant date. Stock-based compensation expense of $2,893 relating to these grants was recognized in 1999.

      A summary of option and restricted stock activity under the Plan is as follows:

                                                                     Weighted
                                                                      Average
                                                         Number       Exercise
                                                       of Shares        Price

Balances, December 31, 1997                                 -         $  -

Granted (weighted average fair value of $0.002)
  per share                                            1,279,200        0.02
  Exercised                                             (488,000)       0.01
                                                       ----------
Balances, December 31, 1998                              791,200        0.03

Granted (weighted average fair value of $0.06)
  per share                                            1,377,250        0.14
Exercised                                               (616,000)       0.05
Cancelled                                                (75,000)       0.25
                                                       ----------

Balances, December 31, 1999                            1,477,450      $ 0.11
                                                       ==========


      Additional information regarding options outstanding as of December 31, 1999 is as follows:

                    Options Outstanding                     Options Exercisable
  ---------------------------------------------------    -----------------------
                              Weighted
   Range                       Average      Weighted                    Weighted
    of                        Remaining      Average                    Average
 Exercise       Number       Contractual    Exercise        Number      Exercise
  Prices     Outstanding    Life (Years)      Price      Exercisable     Price

   $0.01          361,200        8.8          $0.01          113,283      $0.01
   $0.05          590,000        9.2          $0.05           60,391      $0.05
   $0.25          526,250        9.8          $0.25           11,875      $0.25
 --------       ----------       ---        -------         --------     -------
$0.01-$0.25      1,477,450       9.3         $ 0.11          185,549     $ 0.04
===========     ==========       ===        =======         ========     =======



      At December 31, 1999, 1,018,550 shares were available for future grant.

      Additional Stock Plan Information

      As discussed in Note 1, the Company accounts for its stock-based awards using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and its related interpretations. Accordingly, no compensation expense has been recognized in the financial statements for employee stock arrangements because the stock option exercise price was not less than the fair value of the underlying common stock at the date of the grant.

      Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), requires the disclosure of pro forma net loss as if the Company had adopted the fair value method. The Company's calculations were made using the minimum value method with the following weighted average assumptions: expected life, four years; risk-free interest rate, 5%; and no dividends during the expected term. The Company's calculations are based on a multiple option valuation approach, and forfeitures are recognized as they occur. If the computed fair values of the awards had been amortized to expense over the vesting periods of the awards, pro forma net loss would not have been materially different from the amounts reported for the years ended December 31, 1999 and 1998.

      Common Stock

      At the inception of the Company, the Company's founder contributed technology and cash in exchange for 6,000,000 shares of common stock.

      The Company has reserved the following shares of authorized but unissued common stock as of December 31, 1999:

        Convertible preferred stock                              4,404,236
        Options available under the stock option plan            1,018,550
        Options issued and outstanding                           1,477,450
        Warrants issued and outstanding                             25,000
                                                                 ---------
                                                                 6,925,236
                                                                 =========

6.    CALL  OPTION

      In conjunction with the sale of the Company's Series B preferred stock in July 1999, the Company, certain common stockholders and the preferred stockholders granted to one of the Series B preferred stockholders ("Investor") an irrevocable option to purchase substantially all of the Company's outstanding capital stock. The option expires on July 6, 2000. The Investor may exercise the option at any time during the option period. The purchase price is equal to a fixed number of shares of the Investor's common stock (such shares having an aggregate fair value of approximately $80 million at December 31, 1999) plus additional shares of the Investor's common stock with an aggregate fair value of $75 million (based on ten days average closing price for the Investor's stock ending two business days prior to the date of acquisition), plus shares of the Investor's common stock to be issued upon exercise of options as follows: all options to purchase shares of the Company's common stock outstanding as of the date of acquisition shall remain outstanding and be converted into options to purchase shares of the Investor's common stock, with the number of shares subject to and exercise prices of each such option determined based on the ratio of the consideration payable by the Investor for each share of the Company's common stock. In addition, immediately prior to the date of acquisition, the Company shall be entitled to issue options to its officers and employees to purchase between 2,000,000 and 4,000,000 shares of the Company's common stock, based on the achievement of certain specified design wins. There can be no assurance that the Investor will choose to exercise its call option.

7.    INCOME  TAXES

      No federal income taxes were provided in 1999 and 1998 due to the Company's net losses. The provision for income tax for 1999 and 1998 represents state minimum income and franchise taxes.

      At December 31, 1999, the Company had available federal and California state net operating loss carryforwards of approximately $3,800,000 to offset future taxable income through 2019 and 2004, respectively. At December 31, 1999 and 1998, the net deferred tax assets of approximately $1,500,000 and $7,500, respectively, generated primarily by net operating loss carryforwards have been fully reserved due to the uncertainty surrounding the realization of such benefits.

      Current tax laws impose substantial restrictions on the utilization of net operating loss and credit carryforwards in the event of an "ownership change," as defined by the Internal Revenue Code. If there should be an ownership change, the Company's ability to utilize its carryforwards could be limited.

8.    COMMITMENTS

      The Company leases its facilities under a noncancelable operating lease that expires in October 2001. Minimum future lease payments under noncancelable operating and capital leases as of December 31, 1999 are summarized as follows:

        Year Ending                                    Capital        Operating
        December 31,                                    Lease            Lease

        2000                                           $ 15,540       $ 324,000
        2001                                             12,950         305,250
                                                        -------         -------
        Total minimum lease payments                     28,490       $ 629,250
                                                                        =======
        Less amount representing interest at 10%         (2,560)
                                                        -------
                                                         25,930

        Less current portion                            (14,144)
                                                        -------
        Long-term portion                              $ 11,786
                                                        =======



      Rent expense under operating lease for 1999, 1998 and for the period from July 31, 1997 (inception) through December 31, 1999 was $102,859, $17,966 and $120,825, respectively.

9.    SUBSEQUENT EVENT

      In February 2000, in connection with a convertible note payable issued in April 1999, the note was converted into 175,000 shares of Series B preferred stock. The Company also issued to the note holder a warrant to acquire 75,000 shares of the Company's common stock at an exercise price of $0.25 per share. The warrant was fully vested upon issuance and expires in February 2001. The estimated fair value of the warrant will be recognized as an expense in the fiscal year 2000.

      On June 13, 2000, the Company entered into a definitive agreement for the purchase of the Company's outstanding common and preferred shares not already owned by PMC-Sierra, Inc. on that date for approximately 1,250,000 shares of PMC-Sierra, Inc. common stock, options and warrants pursuant to the exercise of a call option held by PMC-Sierra, Inc. (See Note 6).

                                    * * * * *

MALLEABLE  TECHNOLOGIES,  INC.

(A Development Stage Company)

Financial Statements as of March 31, 2000 and
December 31, 1999 and for the Three-Month Periods
Ended March 31, 2000 and 1999

MALLEABLE  TECHNOLOGIES,  INC.
(A Development Stage Company)

Index to Financial Statements

                                                                      Page

Condensed Balance Sheets.........................................      1
Condensed Statements of Operations...............................      2
Condensed Statements of Cash Flows...............................      3
Condensed Notes to Financial Statements..........................      4

                         MALLEABLE TECHNOLOGIES, INC.
                     (Formerly Malleable Microsystems, Inc.)
                          (A Development Stage Company)

                            CONDENSED BALANCE SHEETS


                                                   March 31,        December 31,
                                                     2000               1999
                                                   --------            --------
           ASSETS                                 (Unaudited)

Current assets:
  Cash and equivalents                             $ 1,140,550      $ 3,170,682
  Accounts receivable and prepaid expenses              16,931           63,227
                                                   -----------      ------------
           Total current assets                      1,157,481        3,233,909

Property and equipment, net                          1,417,641          911,883

Other assets                                           265,983          206,671
                                                   -----------      ------------
Total assets                                       $ 2,841,105      $ 4,352,463
                                                   ===========      ============

           LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued liabilities         $   766,836      $   523,746
  Current portion of capital lease                      14,000           15,000
  Deferred revenue                                         -             14,144
                                                   -----------      ------------
           Total current liabilities                   780,836          552,890
                                                   -----------      ------------
Notes payable                                           25,000          325,000

Capital lease obligations                                8,720           11,786

Stockholders' equity:
  Convertible preferred stock                        7,635,179        7,312,512
  Common stock                                         647,993           45,673
  Warrants                                             101,157           19,252
  Deferred stock compensation                         (514,595)             -
  Deficit accumulated during the development stage  (5,843,185)      (3,914,650)
                                                   -----------      ------------
           Total stockholders' equity                2,026,549        3,462,787
                                                   -----------      ------------
Total liabilities and stockholders'equity          $ 2,841,105      $ 4,352,463
                                                   ===========      ============


                   See notes to condensed financial statements.

                         MALLEABLE TECHNOLOGIES, INC.
                     (Formerly Malleable Microsystems, Inc.)
                          (A Development Stage Company)


                       CONDENSED STATEMENTS OF OPERATIONS

                                                        Three Months Ended
                                                           March 31,
                                                     ----------------------
                                                      2000            1999
                                                     ------          ------
                                                           (Unaudited)


Net revenue - related party                     $    15,000       $  148,682

Operating expenses:
  Cost of revenue                                     1,580           65,097
  Research and development                        1,261,854          302,253
  Selling, general and administrative               595,962           85,251
                                                  ---------        ----------

           Total costs and expenses               1,857,816          387,504
                                                   --------        ----------
Loss from operations                             (1,844,396)        (283,919)

Interest expense, net                               (84,139)          (1,826)
                                                   ---------       ----------
Net loss                                        $(1,928,535)      $ (285,745)
                                                 ===========       ==========


                     See notes to condensed financial statements.

                       MALLEABLE TECHNOLOGIES, INC.
                     (Formerly Malleable Microsystems, Inc.)
                          (A Development Stage Company)


                       CONDENSED STATEMENTS OF CASH FLOWS


                                                         Three Months Ended
                                                              March 31,
                                                         ------------------
                                                         2000            1999
                                                         ----            ----
                                                             (Unaudited)

Cash flows from operating activities -
         Net cash used in operating activities      $ (1,472,476)    $ (299,554)
                                                       ----------      ---------
Cash flows from investing activities -
  Purchases of property and equipment                   (566,666)       (90,177)
                                                       ----------      ---------
Cash flows from financing activities:

  Issuance of common stock                                 12,220          -
  Repayments on capital lease obligations                  (3,210)         -
                                                       ----------      ---------
         Net cash provided by financing activities          9,010          -
                                                       ----------      ---------
Net decrease in cash and equivalents                   (2,030,132)     (389,731)

Cash and equivalents, beginning of
period                                                   3,170,682      766,732
                                                       -----------    ----------
Cash and equivalents, end of period                   $  1,140,550    $ 377,001
                                                       ===========    ==========



                     See notes to condensed financial statements.

MALLEABLE  TECHNOLOGIES,  INC.
NOTES  TO  CONDENSED FINANCIAL  STATEMENTS
(Unaudited)

Three Months Ended March 31, 2000

1.    Basis of Presentation

       The accompanying unaudited condensed financial statements of Malleable Technologies, Inc. (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation (consisting of normal recurring accruals) have been included. Operating results for the three months ended March 31, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000.

2.    Subsequent Events

       On June 13, 2000, the Company entered into a definitive agreement with PMC-Sierra, Inc. for the purchase of the Company's outstanding common and preferred shares not already owned by PMC-Sierra, Inc. on that date, for approximately 1,250,000 shares of PMC-Sierra, Inc. common stock, options and warrants. The agreement was a result of PMC-Sierra, Inc. exercising its right under a call option issued to PMC-Sierra, Inc. in July 1999 to purchase the remaining common and preferred shares.

                                    * * * * *



                                PMC-Sierra, Inc.
             PRO FORMA CONDENSED COMBINED BALANCE SHEET - UNAUDITED
                                 March 26, 2000
                                 (in thousands)

                                                           Historical       Historical        Pro Forma            Pro Forma
                                                              PMC            Malleable        Adjustments            Combined

ASSETS:
Current assets:
  Cash and cash equivalents                                 $ 225,072          $ 1,140         $       -            $ 226,212
  Short-term investments                                            -                -                 -                    -
  Accounts receivable, net                                     46,108                -                 -               46,108
  Inventories                                                   9,621                -                 -                9,621
  Deferred income taxes                                         9,270                -                 -                9,270
  Prepaid expenses and other current assets                     8,239               17                 -                8,256
  Short-term deposits for wafer fabrication capacity              637                -                 -                  637
                                                         -------------      ----------      ------------           ----------
Total current assets                                          298,947            1,157                 -              300,104

Property and equipment, net                                    61,246            1,418                 -               62,664
Goodwill and other intangible assets, net                      14,359               89           237,470  (a)         251,918
Investments and other assets                                   12,489              177            (4,000) (b)           8,666
Deposits for wafer fabrication capacity                        14,483                -                 -               14,483
                                                           -----------      -----------     ------------           ----------
                                                            $ 401,524          $ 2,841         $ 233,470            $ 637,835
                                                           ===========      ===========     ============           ==========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
  Accounts payable                                          $  22,513          $   767        $      825  (c)       $  24,105
  Accrued liabilities                                          25,642                -                 -               25,642
  Deferred income                                              42,574                -                 -               42,574
  Income taxes payable                                         13,346                -                 -               13,346
  Current portion of obligations under
   capital leases and long-term debt                            5,465               14                 -                5,479
                                                           -----------      -----------     ------------           ----------
Total current liabilities                                     109,540              781               825              111,146

Deferred income taxes                                           9,091                -                 -                9,091
Noncurrent obligations under capital leases
    and long-term debt                                          1,876               34                 -                1,910

Special shares convertible into PMC common stock                6,748                -                 -                6,748

Stockholders' equity:
  Common stock and additional paid in capital                 251,742              749           294,366  (d),(e)     546,857
  Preferred stock                                                                7,635            (7,635) (e)              -
  Deferred stock compensation                                 (17,320)            (515)          (28,518) (a),(e)     (46,353)
  Retained earnings                                            39,847           (5,843)          (25,568) (e),(f)       8,436
                                                           -----------      -----------      ------------           ----------
    Total stockholders' equity                                274,269            2,026           232,645              508,940
                                                           -----------      -----------      ------------           ----------
                                                            $ 401,524          $ 2,841         $ 233,470            $ 637,835
                                                           ===========      ===========      ============           ==========


See notes to unaudited pro forma condensed combined financial statements.



                                PMC-Sierra, Inc.

        PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS - UNAUDITED
                        Three Months Ended March 26, 2000
                  (in thousands, except for per share amounts)


                                                                Historical     Historical       Pro Forma        Pro Forma
                                                                    PMC        Malleable        Adjustments      Combined

Net revenues                                                    $ 102,807     $       15    $        -         $ 102,822

Cost of revenues                                                   20,551              2             -            20,553
                                                               -----------     ---------     ---------        ----------
Gross profit                                                       82,256             13             -            82,269

Other costs and expenses:
  Research and development                                         26,795          1,262             -            28,057
  Marketing, general and administrative                            15,131            596             -            15,727
  Amortization of deferred stock compensation:
    Research and development                                        3,385              -             -             3,385
    Marketing, general and administrative                             259              -             -               259
  Amortization of goodwill                                            459              -        11,874 (a)        12,333
  Costs of merger                                                   7,902              -             -             7,902
                                                               -----------     ----------    ----------       ----------
Income (loss) from operations                                      28,325         (1,845)      (11,874)           14,607
Interest income (expense), net                                      3,620            (84)            -             3,536
Gain on sale of investments                                         4,117              -             -             4,117
                                                               -----------     ----------   -----------       ----------
Income (loss) before provision for income taxes                    36,062         (1,929)      (11,874)           22,260

Provision for income taxes                                         15,916              -             -            15,916
                                                               -----------     ----------   -----------       ----------
Net income (loss)                                               $  20,146     $   (1,929)   $  (11,874)        $   6,344
                                                               ===========    ==========    ===========     ===========

Basic net income per share:                                     $    0.14                                      $   0.04

Diluted net income per share:                                   $    0.12                                      $   0.04

Shares used to calculate:
  Basic net income per share                                      148,362                                       150,055
  Diluted net income per share                                    168,222                                       169,915


See notes to unaudited pro forma condensed combined financial statements.


                                PMC-Sierra, Inc.

        PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS - UNAUDITED
                          Year Ended December 31, 1999

                  (in thousands, except for per share amounts)


                                                            Historical     Historical       Pro Forma          Pro Forma
                                                               PMC        Malleable        Adjustments          Combined

Net revenues                                              $ 263,281      $    176          $       -           $ 263,457

Cost of revenues                                             55,147            52                  -              55,199
                                                          ----------    -----------      -----------         -----------
Gross profit                                                208,134           124                  -             208,258

Other costs and expenses:
  Research and development                                   69,820         2,885                  -              72,705
  Marketing, general and administrative                      43,600         1,053                  -              44,653
  Amortization of deferred stock compensation:
    Research and development                                  2,810             -                  -               2,810
    Marketing, general and administrative                       778             -                  -                 778
  Amortization of goodwill                                    1,912             -             47,494 (a)         49,406
  Costs of merger                                               866             -                  -                 866
                                                          ----------    -----------     -------------         ----------
Income (loss) from operations                                88,348        (3,814)           (47,494)             37,040
Interest income (expense), net                                7,791           (52)                 -               7,739
Gain on sale of investments                                  26,800             -                  -              26,800
                                                          ----------    -----------     ------------          ----------
Income (loss) before provision for income taxes             122,939        (3,866)           (47,494)             71,579

Provision for income taxes                                   41,337             1                  -              41,338
                                                          ---------     ----------     -------------          ----------
Net income (loss)                                         $  81,602      $ (3,867)        $  (47,494)          $  30,241
                                                          ==========   ===========      =============        ===========

Basic net income per share:                               $    0.57                                            $    0.21

Diluted net income per share:                             $    0.52                                            $    0.19

Shares used to calculate:
  Basic net income per share                                142,759                                              144,452
  Diluted net income per share                              156,465                                              158,158



See notes to unaudited pro forma condensed combined financial statements.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1:  Basis of Presentation

The following unaudited pro forma condensed combined financial statements give effect to the merger between PMC-Sierra, Inc. ("the Company" or "PMC") and Malleable Technologies, Inc ("Malleable"). On June 13, 2000, the Company entered into a definitive agreement for the purchase of Malleable's outstanding common and preferred shares not already owned by PMC. The purchase price consisted of approximately 1,693,000 shares of PMC common stock, options and warrants pursuant to the exercise of a call option held by PMC. The purchase was completed on June 27, 2000. Malleable is a fabless semiconductor company located in San Jose, CA. Malleable makes digital signal processors for voice-over-packet processing applications which bridge voice and high speed data networks by compressing voice traffic into ATM or IP packets.

The pro forma condensed combined balance sheet assumes the merger took place on March 26, 2000 and combines the March 26, 2000 balance sheet of PMC and the March 31, 2000 balance sheet of Malleable. The pro forma condensed combined statement of operations for the fiscal year ended December 31, 1999 assumes the merger took place as of the beginning of the fiscal year and combines the historical results of PMC and Malleable for the fiscal year ended December 31, 1999 with pro forma adjustments. The pro forma combined statement of operations for the three months ended March 26, 2000 assumes the merger took place as of the beginning of the most recently completed fiscal year and combines the historical results of PMC for the three months ended March 26, 2000 and Malleable for the three months ended March 31, 2000.

The Unaudited Pro Forma Condensed Combined Balance Sheet reflects the appropriate pro forma adjustments to record the acquisition of Malleable using the purchase method of accounting as described in Note 2. Acquisition costs and the preliminary determination of the unallocated excess of acquisition costs over net assets acquired are set forth below:

Assumed value of shares of PMC common stock issued
   and value of PMC warrants and PMC options exchanged             $ 299,115

Estimated transaction costs                                              825
                                                              ------------------
Estimated total acquisition costs                                    299,940

Less:  net tangible assets acquired                                    1,937
                                                              ------------------
Unallocated excess of acquisition costs over net assets              298,003
   acquired

Preliminary allocation to:

   In process research and development                               31, 500
   Unearned compensation                                              29,033
                                                              ------------------
Preliminary allocation to goodwill and other intangibles           $ 237,470
                                                              ==================

The fair value of shares of PMC common stock was determined by taking an average of the opening and closing price of PMC common stock for a short period just before and just after the terms of the transaction were agreed to by PMC and Malleable and announced to the public. The purchase price was increased by the estimated fair value of the PMC options and warrants exchanged for the Malleable options and warrants outstanding.

The Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations reflect additional amortization expense resulting from the increase in goodwill and other intangible assets due to these acquisitions. The charge for in process research and development and the allocation to unearned compensation have been reflected in the Unaudited Pro Forma Condensed Combined Balance Sheet. The charges for in process research and development and amortization of unearned compensation have not been included in the Unaudited Pro Forma Condensed Combined Statements of Operations as these statements do not give effect to nonrecurring merger costs related to the transaction. The unallocated excess of acquisition costs over net assets acquired has been preliminarily allocated to goodwill, which will be amortized over five years. In accordance with generally accepted accounting principles, the acquired in process research and development will be charged to expense by PMC in its third quarter ended September 24, 2000.

In connection with finalizing the purchase price allocation of these transactions, PMC is currently evaluating the fair value of the consideration given and the fair value of the assets acquired and liabilities assumed. Using this information, PMC will make a final allocation of the purchase price, including the allocation to in process research and development, unearned compensation and goodwill and other intangibles. Accordingly, the purchase accounting information is preliminary.

The pro forma combined financial statements included herein have been prepared by PMC, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, PMC believes that the disclosures are adequate to make the information not misleading. These pro forma combined financial statements should be read in conjunction with the consolidated financial statements and the notes thereto included in PMC's annual report on Form 10-K/A for the fiscal year ended December 31,1999, the restated consolidated financial statements and related notes of PMC included in PMC's registration statement on Form S-4/A dated July 26, 2000 and the financial statements of Malleable included in this filing.

NOTE 2:  Pro Forma Adjustments

The  pro  forma  condensed   combined   balance  sheet  reflects  the  following
adjustments:

     a) To record the allocation of purchase price to intangibles, including goodwill, existing product technologies and assembled work force and to unearned compensation.
      b)  To eliminate the existing 15% investment in Malleable.
      c) To record acquisition related expenses, which include costs for legal, accounting and other related to the transaction.
      d) To record the acquisition of Malleable by the issuance of approximately 1,693,000 shares of common stock, options and warrants to purchase the 85% interest of Malleable that PMC did not already own.
      e) To eliminate the preferred stock, common stock and additional paid-in capital, deferred stock compensation and accumulated deficit of Malleable.
      f) To record the allocation of purchase price to in process research and development.

The pro forma condensed combined statements of operations reflect the following adjustment with respect to the acquisition:

      a) To record amortization of purchased intangibles other than in-process research and development over estimated useful lives of five years.

NOTE 3:  Earnings Per Share

Basic and diluted net income per share for each period is calculated by dividing pro forma net income by the shares used to calculate net income per share in the historical period plus the effect of the 1,693,000 shares of the PMC's common stock, options and warrants which were exchanged for all issued and outstanding shares of Malleable not already owned by PMC.

EXHIBIT INDEX

Exhibit
Number          Description

23.1            Consent of Deloitte & Touche, LLP, Independent Auditors